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                                                                    EXHIBIT 23.1

                   CONSENT OF PRICEWATERHOUSECOOPERS LLP

We consent to the incorporation by reference in the registration statements of Alabama National BanCorporation ("ANB") on Form S-8 (File No. 333-07951),
Form S-8 (File No. 333-27285), Form S-8 (File No. 333-70207), Form S-8 (File
No. 333-70205), and Form S-8 (File No. 333-70209), of our report dated January 15, 1999, on our audits of ANB as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Birmingham, Alabama
March 17, 1999